Morgan Stanley Insured California Municipal Securities
                     Item 77(o) 10f-3 Transactions
                    October 1, 2001- March 31, 2002


Security Date of    Price    Shares  % of    Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Californ 11/30/01   $100.00  2,000,  3.20%   $117,200,000  1.71%    Bear
ia Dept.                     000                                    Stearn
of Vet                                                              s
Affairs
2002 Ser
A
(AMBAC)
Anaheim  02/22/02   $104.36  1,000,  1.65%   $82,495,000   1.21%    Salomo
Pub Fin                      000                                    n
Auth, CA                                                            Smith
                                                                    Barney